UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 6, 2017 and February 8, 2017, Marina Biotech, Inc. (the “Company”) entered into two privately negotiated transactions pursuant to which it committed to issue an aggregate of approximately 6.15 million shares of its common stock for an effective price per share of $0.29. As a result of such transactions, the Company will reduce the aggregate amount of its outstanding payables to its service providers by approximately $1.78 million. The Company issued the shares in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Scientific Officer

On February 10, 2017, the Board of Directors of the Company (the “Board”) approved the appointment of Larn Hwang, Ph.D. to serve as the Chief Scientific Officer of the Company, effective February 13, 2017.

Dr. Hwang, age 54, has served as the Chief Executive Officer of Oncotelic, Inc. since October 2015 and as the Chief Scientific Officer of Autotelic Inc. since October 2013. Dr. Hwang is a veteran in the drug development industry, with broad expertise in drug discovery and biomarker development, as well as clinical and regulatory operations. Dr. Hwang was a founder of IgDraSol, Inc. (which merged with Sorrento Therapeutics in 2013, where she later served as VP of Regulatory and Clinical Operations from September 2013 to May 2014) and served as its Chief Operating Officer from April 2012 to August 2013, and she was a founder of Biomiga Diagnostics and served as its Chief Operating Officer from 2011 to August 2013. Prior to that, she served as Head of Cell Biology at Abraxis BioScience from November 2005 to June 2011 and as Senior Principal Scientist at Celgene Corporation from February 2011 to June 2011. Dr. Hwang has also held positions with Johnson & Johnson and ABI. Dr. Hwang received a Ph.D. in Molecular Microbiology from The University of Texas Southwestern Medical Center at Dallas.

Autotelic Inc., of which entity Dr. Hwang serves as Chief Scientific Officer, owns 5,255,354 shares of the common stock of the Company (which it acquired pursuant to that certain Agreement and Plan of Merger dated as of November 15, 2016 between and among the Company, Ithena Acquisition Corporation, IthenaPharma Inc. (“Ithena”) and Vuong Trieu, Ph.D., as the representative of the former stockholders of Ithena (the “Merger Agreement”). On November 15, 2016, the Company and Autotelic Inc. entered into a Master Services Agreement pursuant to which Autotelic Inc. agreed to provide certain business functions and services from time to time during regular business hours at the Company’s request (the “Master Services Agreement”). The Master Services Agreement has a term of ten years, and it can be terminated by either party upon ninety (90) days’ prior written notice. A complete description of the Master Services Agreement is contained in the Current Report on Form 8-K that the Company filed on November 18, 2016.

Other than as described herein, there are no related party transactions between the Company and Dr. Hwang, nor does she have any family relationship with any member of the Board or any executive officer of the Company.

In connection with the appointment of Dr. Hwang as the Chief Scientific Officer of the Company, the Company entered into an employment letter (the “Hwang Letter”) with Dr. Hwang pursuant to which she agreed to serve as the Chief Scientific Officer of the Company pursuant to the terms and conditions set forth therein. As compensation for such service, Dr. Hwang will receive an annual base salary of $85,000, and she also will be entitled to receive a discretionary bonus as determined by the Board in its sole discretion.

In connection with the Hwang Letter, the Company granted to Dr. Hwang options to purchase up to 60,000 shares of the Company’s common stock under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”) at an exercise price of $0.18 per share, with all of such options to vest on the one year anniversary of the Hwang Letter.

In connection with the Hwang Letter, Dr. Hwang agreed: (i) to a non-solicitation covenant regarding the employees, independent contractors, customers, vendors and clients of the Company; and (ii) not to provide services to certain clients, customers or business partners (and prospective clients, customers and business partners) of the Company, in each case, during such time as Dr. Hwang is employed by the Company and for a period of twelve (12) months immediately thereafter.

The foregoing description of the Hwang Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Hwang Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Chief Operating Officer

On February 10, 2017, the Board approved the appointment of Mihir Munsif to serve as the Chief Operating Officer of the Company, effective February 13, 2017.

Mr. Munsif, age 54, has served as the Senior Vice President at Autotelic Inc. since November 2016, as the Senior Vice President of Portfolio Management of LipoMedics, Inc. since June 2016 and as the Senior Vice President of Portfolio Management of Oncotelic, Inc. since October 2015. Previously he served as the Chief Executive Officer of Ithena from August 2016 until its merger with the Company in 2016, and as the Chief Operating Officer of Ithena from September 2014 until August 2016. Prior to that, he served as Product Life Cycle Management and Supply Chain Consulting at Accenture from March 2013 until September 2014 and as Product Life Cycle Management and Supply Chain Management Operations at Herbalife from April 2009 until March 2013. Mr. Munsif received a M.S. in Industrial Engineering from the University of Oklahoma and a B.S. in Chemical Engineering from Manipal Institute of Technology.

Each of Mr. Munsif and Autotelic Inc., of which entity Mr. Munsif serves as Senior Vice President, owns 5,255,354 shares of the common stock of the Company, shares were acquired pursuant to the Merger Agreement. On November 15, 2016, the Company and Autotelic Inc. entered into the Master Services Agreement, which is described above under the heading “Appointment of Chief Scientific Officer” in this Item 5.02. On February 6, 2017, the Company entered into a License Agreement and a Stock Purchase Agreement with LipoMedics, Inc., of which entity Mr. Munsif serves as Senior Vice President of Portfolio Management, which agreements are described in Item 1.01 of the Current Report on Form 8-K that the Company filed on February 9, 2017.

Other than as described herein, there are no related party transactions between the Company and Mr. Munsif, nor does he have any family relationship with any member of the Board or any executive officer of the Company.

In connection with the appointment of Mr. Munsif as the Chief Operating Officer of the Company, the Company entered into an employment letter (the “Munsif Letter”) with Mr. Munsif pursuant to which he agreed to serve as the Chief Operating Officer of the Company pursuant to the terms and conditions set forth therein. As compensation for such service, Mr. Munsif will receive an annual base salary of $65,000, and he also will be entitled to receive a discretionary bonus as determined by the Board in its sole discretion.

In connection with the Munsif Letter, the Company granted to Mr. Munsif options to purchase up to 60,000 shares of the Company’s common stock under the 2014 Plan at an exercise price of $0.18 per share, with all of such options to vest on the one year anniversary of the date of the Munsif Letter.

In connection with the Munsif Letter, Mr. Munsif agreed: (i) to a non-solicitation covenant regarding the employees, independent contractors, customers, vendors and clients of the Company; and (ii) not to provide services to certain clients, customers or business partners (and prospective clients, customers and business partners) of the Company, in each case, during such time as Mr. Munsif is employed by the Company and for a period of twelve (12) months immediately thereafter.

The foregoing description of the Munsif Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Munsif Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Matters.

On February 10, 2017, the Company issued a press release announcing the matters disclosed in Item 3.02 of this Current Report on Form 8-K, and on February 14, 2017, the Company issued a press release announcing the matters disclosed in Item 5.02 of this Current Report on Form 8-K. A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Employment Letter dated February 13, 2017 between Marina Biotech, Inc. and Larn Hwang, Ph.D.

10.2 *	Employment Letter dated February 13, 2017 between Marina Biotech, Inc. and Mihir Munsif.

99.1	Press release of Marina Biotech, Inc. dated February 10, 2017.

99.2	Press release of Marina Biotech, Inc. dated February 14, 2017.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

February 14, 2017	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Letter dated February 13, 2017 between Marina Biotech, Inc. and Larn Hwang, Ph.D.

10.2 *	Employment Letter dated February 13, 2017 between Marina Biotech, Inc. and Mihir Munsif.

99.1	Press release of Marina Biotech, Inc. dated February 10, 2017.

99.2	Press release of Marina Biotech, Inc. dated February 14, 2017.

*	Indicates management contract or compensatory plan or arrangement.